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                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-K


                          Current Report
                 Pursuant to Section 13 or 15(d)
                              of the
                 Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported):  April 18, 1996

                ALL AMERICAN COMMUNICATIONS, INC.
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      (Exact Name of Registrant as Specified in its Charter)

                           DELAWARE
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          (State or Other Jurisdiction of Incorporation)

        0-14333                                      95-3803222
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    (Commission File                              (I.R.S. Employer
        Number)                                Identification Number)

         808 Wilshire Boulevard, Santa Monica, California 90401
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             (Address of Principal Executive Offices)

                         (310) 656-1100
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        (Registrant's Telephone Number, Including Area Code)

              2114 Pico Boulevard, Santa Monica, California 90405
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      (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS

        As reported in its most recent Annual Report on Form 10-K, All American Communications, Inc. (the "Company") entered into a purchase agreement, effective January 1, 1996, to acquire those interests not already owned by the Company in the joint venture which owns substantially all of the assets of Mark Goodson Productions, L.P. and a related company from The Interpublic Group of Companies, Inc. ("Interpublic"). That agreement was subject to customary closing conditions which, on April 18, 1996, were satisfied. As a result the Company, together with its wholly-owned subsidiary, All American Goodson, Inc., owns all of the interests in such joint venture, Mark Goodson Productions, LLC. (the "LLC"). The assets of the LLC include ownership rights to over 40 game show formats, including "The Price Is Right," and a tape library of approximately 17,000 broadcast hours of programming and 30,000 episodes.

        The purchase price consisted of the payment by the Company of $12.5 million, plus accrued interest from January 1, 1996 to the closing date at an annual rate of 7%, and the issuance by the Company of subordinated indebtedness totalling $15.3 million. The $12.5 million cash payment was funded by draw on the Company's existing credit facility provided by Chemical Bank.

        Financial statements relating to this purchase are not currently available. To the extent required, the Company intends to file such financial statements within 60 days of the date of filing this report on Form 8-K.

        The description contained herein of the purchase agreement, which does not purport to be complete, is qualified in its entirety by reference to the purchase agreement, which is attached as an exhibit hereto.

        Interpublic owns approximately 11% and 44% of the Company's outstanding Common Stock and Class B Common Stock, respectively. Mr. Eugene P. Beard is Vice Chairman - Finance and Operations of Interpublic and is a director of the Company.


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                               SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York, on May __, 1996.


                                   All American Communications, Inc.


                                   By: /s/ ANTHONY J. SCOTTI
                                       -------------------------
                                       Name:  Anthony J. Scotti
                                       Title: Chairman



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  Exhibit
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   10.1         Purchase Agreement and Amendment to the Amended and Restated
                Limited Liability Company Operating Agreement of Mark Goodson Productions, LLC, effective as of January 1, 1996 by and between the Company, All American Goodson, Inc. and Interpublic.